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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM















                                   EXHIBIT 23
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Wilmington Trust Corporation
Benefits Administration Committee:

We consent to the incorporation by reference in the Registration Statement (No. 333-114597) on Form S-8 of Wilmington Trust Corporation of our report dated August 12, 2005, with respect to the statement of financial condition of the Wilmington Trust Corporation 2004 Employee Stock Purchase Plan as of May 31, 2005 and the related statement of income and changes in participants' equity for the year then ended, which report appears in the May 31, 2005 annual report on Form 11-K of Wilmington Trust Corporation Employee Stock Purchase Plan.



                                                 /s/ KPMG LLP


Philadelphia, Pennsylvania
August 23, 2005